Exhibit 99.3
                                                  ------------
                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                      December 31, 1996 and 1995


                           Table of Contents
                         -----------------

Financial Statements
--------------------

Report of Independent Accountants

Statement of Net Assets Available for Plan Benefits

Statement of Changes in Net Assets Available for Plan Benefits

Notes to Financial Statements




Supplemental Schedules:
------------------------

Item 27(a) - Schedule of Assets Held for Investment Purposes

Item 27(d) - Schedule of Reportable Transactions



All other schedules required by Form 5500 have been omitted as being not applicable.

                   REPORT OF INDEPENDENT ACCOUNTANTS
                  ----------------------------------




The Trust Committee
Dillon Companies, Inc.
   Employees' Stock Ownership and Savings Plan



We have audited the accompanying statement of net assets available for plan benefits of the Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1996 and 1995, and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.





Cincinnati, Ohio
April 4, 1997

                                                         DILLON COMPANIES, INC.
                                              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                                                        Statement of Net Assets
                                                      Available for Plan Benefits

                                                    As of December 31, 1996 and 1995


                                                       1996          1995
                                                  ------------   ------------
Assets
------
  Cash and cash equivalents                       $  6,844,527   $  5,956,681
  Investment contracts with insurance companies     10,886,146     18,610,773
  Investments in BASIC                              28,509,307     28,145,775
  Investments in PIMCO                              20,221,869     14,263,587
  Investments in State Street Fixed Fund            16,483,916     11,442,943
  Investments in CDC Investment Management           4,659,206              -
  The Kroger Co. common stock                      253,407,826    207,482,373
  Trust funds managed by:
    State Street Research and Management                     -     15,625,016
    Sanford C. Bernstein & Co.                      20,475,482              -
    Mellon Capital Stock Index Fund                 21,351,318     14,322,892
                                                  ------------    -----------
       Total assets                                382,839,597    315,850,040
                                                  ------------    -----------

Liabilities
-----------
  Accounts payable                                     195,388        354,219
  Dividends payable                                     16,763         16,763
                                                  ------------    -----------
    Total liabilities                                  212,151        370,982
                                                  ------------    -----------

Net assets available for plan benefits            $382,627,446   $315,479,058
                                                  ============   ============



See accompanying notes to financial statements.

                                                         DILLON COMPANIES, INC.
                                              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                                                   Statement of Changes in Net Assets
                                                      Available for Plan Benefits

                                             For the Years Ended December 31, 1996 and 1995


                                                                                 1996            1995
                                                                             ------------    ------------
Additions to net assets attributed to:
  Investment income:
    Net appreciation in fair value of investments:
      The Kroger Co. common stock                                            $ 50,872,910    $ 71,942,470
                                                                             ------------    ------------
    Interest:
      Short-term investments                                                      157,402         178,049
      Investment contracts with insurance companies, investments in BASIC, investments in PIMCO, investments in State Street Fixed Fund,
        investments in CDC Investment Management                                5,624,019       5,442,050
                                                                             ------------    ------------
                                                                                5,781,421       5,620,099
                                                                             ------------    ------------
   Net investment income of trust funds managed by:
     State Street Research and Management                                       1,015,709       2,760,524
     Sanford C. Bernstein & Co.                                                 1,596,754               -
     Mellon Capital Stock Index Fund                                            3,631,226       2,963,792
                                                                             ------------    ------------
                                                                                6,243,689       5,724,316
                                                                             ------------    ------------
Contributions:
  Employer                                                                      1,058,703       2,797,626
  Employee                                                                     22,900,855      21,079,737
                                                                             ------------    ------------
                                                                               23,959,558      23,877,363
                                                                             ------------    ------------
    Total additions                                                            86,857,578     107,164,248
                                                                             ------------    ------------

Deductions from net assets attributed to:
  Benefits paid to participants                                                19,634,324      10,927,021
  Administrative expenses                                                          74,866          67,159
                                                                             ------------    ------------
    Total deductions                                                           19,709,190      10,994,180
                                                                             ------------    ------------
Increase in net assets available for plan benefits                             67,148,388      96,170,068
Net assets available at beginning of period                                   315,479,058     219,308,990
                                                                             ------------    ------------
Net assets available at end of period                                        $382,627,446    $315,479,058
                                                                             ============    ============

See accompanying notes to financial statements.

                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                     Notes to Financial Statements

                      December 31, 1996 and 1995

1)   Summary of Significant Accounting Policies
     ------------------------------------------
     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets based on fair value (quoted market prices where available). Fixed investments are valued at contract value (cost plus accrued interest).
     Purchases and sales of The Kroger Co. common stock are recorded on a trade date basis. The Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan (the Plan) presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     In 1995, the Plan adopted the American Institute of Certified Public Accountants Statement of Position (SOP) 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans". SOP 94-4 requires that investment contracts that are fully benefit-responsive be stated at contract value, which may or may not be equal to fair value, and all other investment contracts be stated at fair value. The adoption of SOP 94-4 did not have a material effect on the financial position and changes in financial position of the Plan.


2)   Description of Dillon Companies, Inc. Employees' Stock
     -------------------------------------------------------
     Ownership and Savings Plan
     --------------------------
     Employees of Dillon Companies, Inc. (the Company) and its subsidiaries with one year of service and who have attained age 21 are eligible to become a participant as of the earliest January 1 or July 1 following completion of eligibility requirements.

     The interest of all participants in the Plan is fully vested at all times and is not subject to forfeiture or cancellation under any circumstances. Plan assets are for participants only and may never revert to the employer.

     Plan income and expenses for each period are allocated to the participants accounts in the ratio that the balance in the account of each participant bears to the balance of all the participants' accounts immediately before the allocation. ESOP employer contributions are allocated based on participants' salaries as stated in the Plan.

     All distributions to participants are in cash or in whole shares of The Kroger Co. common stock (cash is paid for fractional shares). Participants and beneficiaries individually exercise voting rights on the shares of The Kroger Co. common stock allocated to their account.

     Dividends are allocated to participants' accounts in the same manner as earnings.

     Under the 401(k) salary reduction provision, Plan participants may make an election to have the Company contribute to the Plan on their behalf from two percent (2%) to twenty percent (20%) of the qualifying compensation that would otherwise be payable to them for the Plan year.

     A basic matching employer contribution is allocated to participants of the Stock Fund equal to ten percent (10%) of salaries directed by participants. A supplemental employer contribution is allocated in proportion to all participants' salaries directed to all investments. The supplemental contribution is based on the annual financial results of The Kroger Co. and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributions. For 1996, the Company made a basic matching contribution; for 1995, the Company made both a basic matching contribution and a supplemental contribution.

     The Company currently has discontinued contributions to the ESOP portion of the Plan and has no present intentions to resume such contributions.

     Participants of the 401(k) portion of the Plan and participants of the ESOP portion of the Plan who are over age 55 are allowed monthly and annual investment option selections, respectively, to direct all or a portion of their contributions to the following funds:

                              Fixed
                              Index
                              Balanced
                              Kroger Stock

3)   Investments
     -----------
     The Dillon Companies, Inc. Employee Master Trust was formed on July 1, 1987, as the funding medium for various employee benefit plans administered by the Company. All assets of the Dillon Companies, Inc. Profit Sharing and Savings Plan, Dillon Companies, Inc. Pension Plan, and Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan are funded through the Dillon Companies, Inc. Employee Master Trust. The allocation of assets between plans is based upon individual plan assets adjusted monthly for contributions, benefit payments, earnings and administrative expenses.

     The Plan's investments are held by the Dillon Companies, Inc. Employee Master Trust (the Trust) and are administered by the Dillon Companies, Inc. Trust Committee. The Trust Committee selects investment managers to manage certain assets of the Plan. The net change in funds managed by investment managers includes revenue earned, unrealized and realized gains and losses on investments, and fiduciary expenses. The investments and changes therein of the trust funds managed by investment managers have been reported to the Plan by the trustees as having been determined through the use of fair value or estimated fair values for all assets and liabilities of the trust funds.

4)   Fixed Investments
     ------------------
     The Plan had the following fixed investments in the fixed fund as of December 31, 1996:
        * Investment contracts with insurance companies with annual crediting interest rates varying from 6.25% to 9.60% and maturities from seven months to eight years.
        * Benefit Accessible Securities Investment Contracts (BASICs) with annual crediting interest rates ranging from 6.00% to 8.75% and maturities from three to 12 years.
        * Investment in Pacific Investment Management Company (PIMCO) with a variable crediting interest rate of 7.12%. The variable crediting interest rate is adjusted quarterly.
        * Investment in Providian Capital Management (State Street Fixed Fund) with a variable crediting interest rate of 7.15%. The variable crediting interest rate is adjusted quarterly.
        * CDC Investment Management with annual crediting interest rates ranging from 6.20% to 6.45% and maturities from four to five years.

     The crediting interest rate for investment contracts with insurance companies, BASICs, and CDC Investment Management is the contract rate. The crediting interest rate for investments in PIMCO and State Street Fixed Fund is based upon a predetermined formula which factors in duration, market value, and book value of the portfolio. The minimum crediting interest rate for these investments is zero percent.

     All of the Plan's fixed investments are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e. lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

     The following information is presented in the aggregate for the fixed investments:

                                                      1996              1995
                                                  -----------       -----------
                     Fair Value                   $86,804,798       $81,600,836
                     Average Yield                   7.49%             7.85%

     The fair value of the fixed investments are calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

5)   Tax Status
     ----------
     The Internal Revenue Service has issued a determination letter to the Plan that the requirements for a qualified plan under
     Section 401(a) of the Internal Revenue Code have been met and the Plan is exempt from federal and state income taxes.

6)   Priorities Upon Termination of the Plan
     ---------------------------------------
     It is the intent of the Company to continue the Plan indefinitely; however, the Company reserves the right to terminate the Plan at any time.

     In the event of termination of the Plan, the Trustees shall continue to administer the Plan in accordance with the provisions of the Plan until all obligations have been discharged or satisfied.

7)   Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan s financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

8)   Summary of Changes in Investment Options
     ----------------------------------------

                                                                                   Kroger
                                       Fixed          Index        Balanced         Stock           Total
1996                               ------------   -----------    ----------     ------------   -------------
----
  ESOP
   Beginning Balance 12-31-95      $ 2,678,954    $   288,088    $   376,098    $ 71,900,846   $  75,243,986
     Transfers                         518,471        217,780        414,313      (1,150,564)              -
     Withdrawals                      (303,442)       (26,236)       (56,511)     (3,836,567)     (4,222,756)
     Earnings, net                     185,131         62,152         52,505      17,422,183      17,721,971
                                   -----------    -----------    -----------    ------------   -------------
   Ending Balance 12-31-96         $ 3,079,114    $   541,784    $   786,405    $ 84,335,898      88,743,201
                                   ===========    ===========    ===========    ============   -------------
  401(k)
   Beginning Balance 12-31-95      $74,536,276    $14,516,774    $15,600,495    $135,581,527     240,235,072
     Transfers                       2,004,434      1,969,313        457,807      (4,431,554)              -
     Withdrawals                    (6,073,658)      (795,441)      (992,130)     (7,550,339)    (15,411,568)
     Contributions -- Employee       7,824,304      1,987,977      2,125,710      10,962,864      22,900,855
     Contributions -- Employer               -              -              -       1,058,703       1,058,703
     Earnings, net                   5,520,186      3,576,110      2,554,160      33,450,727      45,101,183
                                   -----------    -----------    -----------    ------------    ------------
   Ending Balance 12-31-96         $83,811,542    $21,254,733    $19,746,042    $169,071,928     293,884,245
                                   ===========    ===========    ===========    ============    ------------
     Total                                                                                      $382,627,446
                                                                                                ============
1995
----
 ESOP
   Beginning Balance 12-31-94      $ 2,269,628    $   156,705    $   182,280    $ 48,786,162    $ 51,394,775
     Transfers                         468,702         85,313        172,893        (726,908)              -
     Withdrawals                      (226,663)       (10,393)       (22,845)       (958,671)     (1,218,572)
     Earnings, net                     167,287         56,463         43,770      24,800,263      25,067,783
                                   -----------    -----------    -----------    ------------    ------------
   Ending Balance 12-31-95         $ 2,678,954    $   288,088    $   376,098    $ 71,900,846      75,243,986
                                   ===========    ===========    ===========    ============    ------------
401(k)
   Beginning Balance 12-31-94      $67,843,290    $ 6,605,789    $ 9,936,025    $ 83,529,111     167,914,215
     Transfers                      (2,538,104)     4,009,820      1,510,727      (2,982,443)              -
     Withdrawals                    (4,253,340)      (396,152)      (400,834)     (4,658,123)     (9,708,449)
     Contributions -- Employee       8,109,482      1,381,200      1,835,906       9,753,149      21,079,737
     Contributions -- Employer               -              -              -       2,797,626       2,797,626
     Earnings, net                   5,374,948      2,916,117      2,718,671      47,142,207      58,151,943
                                   -----------    -----------    -----------    ------------    ------------
   Ending Balance 12-31-95         $74,536,276    $14,516,774    $15,600,495    $135,581,527     240,235,072
                                   ===========    ===========    ===========    ============    ------------
     Total                                                                                      $315,479,058
                                                                                                ============

                                                   DILLON COMPANIES, INC.                        Schedule 1
                                             EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN         -----------

                                      Item 27(a) - Schedule of Assets Held for Investment Purposes
                                                             (Master Trust)

                                                           December 31, 1996



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                    --------    --------    ------------   ------------
Investments with The Northern Trust Company:
-------------------------------------------
     Short Term Investments (Cash Equivalents)                              $ 11,433,000   $ 12,815,595
                                                                            ============   ============

      Allocation:
      ----------
        Profit Sharing                                                      $  7,877,595   $  8,830,234

        Pension                                                                   92,209        103,360

        ESOP 401(k)                                                            3,463,196      3,882,001
                                                                            ------------   ------------
                                                                            $ 11,433,000   $ 12,815,595
                                                                            ============   ============
Investment Contracts with Insurance Companies:
----------------------------------------------
  Allstate Life Insurance                             9.30%       1997      $  2,000,000   $  3,434,151

  Confederation Life Insurance                          -                      1,000,000      1,016,473

  Connecticut Mutual Life                             9.47%
                                                   to 9.60%       1997         4,000,000      7,166,423

  John Hancock Mutual Life                            8.84%       1997
                                                   to 9.60%     to 1998        6,000,000     10,192,730

  Hartford Life Insurance                             8.50%       1998         1,000,000      1,618,956

  Metropolitan Life Insurance                         6.60%
                                                   to 6.70%       1998         2,411,556      2,306,256

  Mutual Benefit Life of New Jersey                   6.25%       2004         1,500,000      1,908,980

  Ohio National Life                                  8.21%
                                                   to 8.87%       1998         5,000,000      7,702,656

  Provident Mutual Life Insurance                     8.82%       1998         1,000,000      1,086,689

  Travelers Insurance Company                         8.80%
                                                   to 9.10%       1998         2,000,000      2,101,354

  Investment Contract Reserve for Loss                                                 -       (175,000)

  Pension - Investment Contract Valuation                                              -         53,159
                                                                             -----------    -----------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 25,911,556   $ 38,412,827
                                                                            ============   ============

     Allocation:
     ----------
       Profit Sharing                                                       $ 17,099,191   $ 25,313,775

       Pension                                                                 1,458,887      2,159,747

       Pension - Investment Contract Valuation                                         -         53,159

       ESOP 401(k)                                                             7,353,478     10,886,146
                                                                            ------------   ------------
                                                                            $ 25,911,556   $ 38,412,827
                                                                            ============   ============
Investments in BASIC:
--------------------
  FNMA 90-128H                                        8.500%      2007      $  1,380,380   $  1,494,308

  FNMA 90-6G                                          8.750%      2008         1,250,143      1,242,325

  FNMA 89-50E                                         8.625%      2003           491,200        463,391

  FNMA 92-16KD                                        7.000%      2005         4,759,312      4,860,748

  FNMA 92-134H                                        7.500%      2005         6,838,022      7,074,562

  FHLMC 1365PI                                        7.250%      2005         3,961,844      4,096,986

  FNMA 92-182PH                                       7.000%      2005         2,881,109      3,036,862

  FNMA 92-200H                                        7.000%      2006         2,946,875      3,078,132

  FHLMC 1458J                                         7.000%      2005         4,856,601      5,031,936

  FHLMC 1457PJ                                        7.000%      2006         4,922,875      5,079,598

  FHLMC 1542H                                         6.500%      2003         6,032,812      6,152,138

  FHLMC 1625H                                         6.000%      2008         9,695,312      9,808,603

  FNMA 93-134G                                        6.500%      2006         7,415,000      7,582,594

  FNMA 94-48E                                         6.000%      2007         6,002,062      6,163,133

  FNMA 94-10PC                                        6.500%      2005         9,006,250      9,217,392

  5 YR UST                                            7.750%      1999         4,005,212      4,159,795

  10 YR UST                                           7.875%      2004         4,042,185      4,077,143

  FNMA 93-107D                                        6.500%      2002         2,902,969      2,939,715

  FNMA 93-118H                                        6.500%      2004         5,932,992      5,973,600

  FNMA 93-209J                                        6.000%      2008         4,641,333      4,696,731

  Pension - BASIC Valuation                                                            -         31,632
                                                                            ------------   ------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 93,964,488   $ 96,261,324
                                                                            ============   ============

     Allocation:
     -----------
       Profit Sharing                                                       $ 64,732,753   $ 66,293,267

       Pension                                                                 1,393,524      1,427,118

       Pension - BASIC Valuation                                                       -         31,632

       ESOP 401(k)                                                            27,838,211     28,509,307
                                                                            ------------   ------------
                                                                            $ 93,964,488   $ 96,261,324
                                                                            ============   ============
Investments in PIMCO:
--------------------

     Total Dillon Companies, Inc.
     Employee Master Trust                            7.120%    Variable    $ 57,000,000   $ 67,244,189
                                                                            ============   ============

     Allocation:
     ----------
       Profit Sharing                                                       $ 39,858,793   $ 47,022,320

       Pension                                                                         -              -

       ESOP 401(k)                                                            17,141,207     20,221,869
                                                                            ------------   ------------
                                                                            $ 57,000,000   $ 67,244,189
                                                                            ============   ============
Investments in State Street Fixed Fund:
     Total Dillon Companies, Inc.
     Employee Master Trust                            7.145%    Variable    $ 49,000,000   $ 54,814,298
                                                                            ============   ============

     Allocation:
     ----------
       Profit Sharing                                                       $ 34,264,577   $ 38,330,382

       Pension                                                                         -              -

       ESOP 401(k)                                                            14,735,423     16,483,916
                                                                            ------------   ------------
                                                                            $ 49,000,000   $ 54,814,298
                                                                            ============   ============

Investments in CDC Investment Management:
----------------------------------------
     Total Dillon Companies, Inc.                     6.200%
     Employee Master Trust                         to 6.450%    Variable    $ 15,000,025   $ 15,493,353
                                                                            ============   ============

     Allocation:
     ----------
       Profit Sharing                                                       $ 10,489,174   $ 10,834,147

       Pension                                                                         -              -

       ESOP 401(k)                                                             4,510,851      4,659,206
                                                                            ------------   ------------
                                                                            $ 15,000,025   $ 15,493,353
                                                                            ============   ============


Investments in The Kroger Co. Common Stock:
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $111,708,369   $386,684,614
                                                                            ============   ============

     Allocation:                        Shares
     ----------                       ---------
       Profit Sharing                 2,710,894                             $ 39,996,077   $126,056,599

       Pension                          155,273                                1,871,808      7,220,189

       ESOP 401(k)                    5,449,631                               69,840,484    253,407,826
                                      ---------                             ------------   ------------
                                      8,315,798                             $111,708,369   $386,684,614
                                      =========                             ============   ============

Investments in Trust Funds Managed by:
--------------------------------------
   Sanford C. Bernstein & Co.:
   ---------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 63,152,613   $ 69,960,041
                                                                            ============   ============

     Allocation:
     ----------
       Profit Sharing                                                       $ 44,669,488   $ 49,484,559

       Pension                                                                         -              -

       ESOP 401(k)                                                            18,483,125     20,475,482
                                                                            ------------   ------------
                                                                            $ 63,152,613   $ 69,960,041

                                                                            ============   ============

   Mellon Capital Stock Index Fund:
   -------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 40,605,515   $ 60,029,586
                                                                            ============   ============

     Allocation:
     ----------
       Profit Sharing                                                       $ 26,162,949   $ 38,678,268

       Pension                                                                         -              -

       ESOP 401(k)                                                            14,442,566     21,351,318
                                                                            ------------   ------------
                                                                            $ 40,605,515   $ 60,029,586
                                                                            ============   ============

Investments in The Northern Trust Company:
------------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 48,652,698   $ 64,641,654
                                                                            ============   ============
     Allocation:
     ----------
       Profit Sharing                                                       $          -   $          -

       Pension                                                                48,652,698     64,641,654

       ESOP 401(k)                                                                     -              -
                                                                            ------------   ------------
                                                                            $ 48,652,698   $ 64,641,654
                                                                            ============   ============

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
                                                   DILLON COMPANIES, INC.                        Schedule 2
                                     EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN                  ----------

                                            Item 27(d) - Schedule of Reportable Transactions
                                                             (Master Trust)

                                                      Year Ended December 31, 1996

                                                                                  Current
                                                                                 Value on
                                                       Selling      Cost of       Date of      Net Gain
    Description of Transaction             Price        Price        Asset     Transactions   or (Loss)
------------------------------------    -----------  -----------  -----------  ------------   ---------
The Northern Trust Company
  time deposits                         $76,570,000       --      $76,570,000   $76,570,000      --
The Northern Trust Company
  time deposits                              --      $83,900,000   83,900,000    83,900,000      --
Connecticut Mutual Life
  investment contract                        --        2,000,000    2,000,000     2,000,000      --
John Hancock Mutual Life
  investment contract                        --        3,000,000    3,000,000     3,000,000      --
Hartford Life Insurance
  investment contract                        --        4,000,000    4,000,000     4,000,000      --
Life Insurance Co. of GA
  investment contract                        --        4,000,000    4,000,000     4,000,000      --
Massachusetts Mutual Life
  investment contract                        --        8,500,000    8,500,000     8,500,000      --
PIMCO
  trust investment                       14,000,000       --       14,000,000    14,000,000      --
State Street Fixed Fund
  trust investment                       12,000,000       --       12,000,000    12,000,000      --
CDC Investment Management
  trust investment                       15,000,025       --       15,000,025    15,000,025      --
Merrill Lynch
  The Kroger Co. common stock
  12,800 shares                             504,134       --          504,134       504,134      --
Merrill Lynch
  The Kroger Co. common stock
  67,600 shares                              --        2,684,399      958,175     2,684,399  $1,726,224
Morgan Stanley
  The Kroger Co. common stock
  130,000 shares                             --        5,728,296    1,815,093     5,728,296   3,913,203
The Kroger Co. K-Plan
  The Kroger Co. common stock
  12,147 shares                              --          570,002      147,188       570,002     422,814
State Street Research & Management Co.
  trust investment                        4,500,000       --        4,500,000     4,500,000      --
Sanford C. Bernstein & Co.
  trust investment                        1,500,000       --        1,500,000     1,500,000      --
Sanford C. Bernstein & Co.
  trust investment                           --          625,000      625,000       625,000      --
Mellon Capital Index Fund
  trust investment                       10,250,000       --       10,250,000    10,250,000      --
The Northern Trust Company
  trust investment                        5,743,053       --        5,743,053     5,743,053      --
The Northern Trust Company
  trust investment                           --          900,000      900,000       900,000      --
The Northern Trust Company
  The Kroger Co. common stock
  75,781 shares                              --        3,143,053      913,539     3,143,053   2,229,514

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